Registration No. 333-61741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

KEANE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2437166
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

100 City Square

Boston, Massachusetts 02129

(617) 241-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive officers)

Srinivasan Subramanian

President and Chief Executive Officer

Keane, Inc.

100 City Square

Boston, MA 02129

(617) 241-9200

(Name, address, including zip code Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Gregg F. Vignos

Paul, Hastings, Janofsky & Walker LLP

55 Second Street, 24th Floor

San Francisco, California 94105

(415) 856-7000

DEREGISTRATION OF UNSOLD SECURITIES

In connection with the merger between Keane, Inc. and Renaissance Acquisition Corp., shares of common stock of Keane, Inc. previously registered for sale to the public under this Registration Statement are hereby withdrawn from registration.  No securities remain unsold under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on June 4, 2007.

KEANE, INC.

By:	/s/ Srinivasan Subramanian
Srinivasan Subramanian
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Srinivasan Subramanian	President, Chief Executive Officer, and	June 4, 2007
Srinivasan Subramanian	Chairman of the Board (Principal Executive Officer)

/s/ John Leahy	Chief Financial Officer	June 4, 2007
John Leahy	(Principal Financial and Accounting Officer)

/s/ Gregg Vignos	Director	June 4, 2007
Gregg Vignos